Exhibit 1.01

Conflict Minerals Report of The Home Depot, Inc.
for the Calendar Year Ended December 31, 2014

This is the Conflict Minerals Report (“CMR”) of The Home Depot, Inc. for the reporting period from January 1 to December 31, 2014, in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). When we refer to "The Home Depot," the "Company," "we," "us" or "our" in this report, we are referring to The Home Depot, Inc. and its consolidated subsidiaries.

Overview

We conducted a due diligence process based on the Organization for Economic Cooperation and Development’s (“OECD’s”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements1 (the “OECD Guidance”). Notwithstanding our due diligence process described herein, we are unable to determine the source of all gold, tantalum, tin and tungsten (“conflict minerals” or “3TG”) that are necessary to the functionality or production of products we contract to manufacture or whether these conflict minerals directly or indirectly financed or benefited armed groups in the Democratic Republic of the Congo and adjoining countries (the “Covered Countries”). The products that we contract to manufacture (the “Covered Products”) are: Kitchen, Indoor Garden, Paint, Outdoor Garden, Lumber, Flooring, Building Materials, Plumbing, Electrical, Tools, Hardware, Millwork, Bath, Lighting, and Décor.

Reasonable Country of Origin Inquiry

Introduction

We engaged a third-party service provider to assist us with data collection and aggregation. Together, we worked with our suppliers to collect information about the presence and sourcing of 3TG used in the Covered Products. Information regarding the presence of 3TG in a supplier’s products and the source of such 3TG, if present, was collected and stored using an online platform that utilized the Conflict Minerals Reporting Template (the “Template”) developed by the Conflict-Free Sourcing Initiative (“CFSI”), which was founded by the Electronics Industry Citizenship Coalition and Global e-Sustainability Initiative.

Products in Scope

We compiled a list of all Covered Products and worked with our third-party service provider to determine which Covered Products were in scope for potential use of 3TG and therefore required a Reasonable Country of Origin Inquiry (“RCOI”). If there was any doubt regarding the material content or the possible use of 3TG, the Covered Products were included in the RCOI process.

Supplier Engagement

We identified the suppliers with whom we contract directly (“Tier 1 Suppliers”) for the in-scope Covered Products and contacted them as a part of the RCOI process.

The RCOI began with an introduction email on October 1, 2014, from us to the Tier 1 Suppliers describing our Conflict Minerals Compliance Program (the “CMCP”) requirements. The Tier 1 Suppliers then were sent a follow-up email containing registration information and a request to complete the Template and were directed to a Conflict
______________________________
1 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

Minerals Supplier Resource Center. The Conflict Minerals Supplier Resource Center provides an educational primer on the CMCP and includes frequently asked questions concerning 3TG mineral tracing.

Non-responsive Tier 1 Suppliers received several follow-up contacts to encourage completion of the Template. The Tier 1 Suppliers that remained non-responsive were contacted and offered assistance. This assistance included, but was not limited to, further information about the CMCP, an explanation of why the information was being collected, a review of how the information would be used, and clarification regarding how the required information could be provided. Tier 1 Suppliers who failed to respond to our earlier contacts received a re-invitation to the platform. They were also contacted by our managers who maintain direct relationships with these suppliers and were further urged to respond in a timely manner.

Due Diligence Program Design

Following completion of the RCOI, we proceeded to the due diligence process to determine the source of any 3TG in the Covered Products. Our due diligence process was based on OECD Guidance.

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. This framework consists of the following elements:

1.    Establish strong company management systems ("Step One");
2.    Identify and assess risk in the supply chain ("Step Two");
3.    Design and implement a strategy to respond to identified risks ("Step Three");
4.    Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain ("Step Four"); and
5.    Report on supply chain due diligence ("Step Five").

Due Diligence Program Execution

In furtherance of our Conflict Minerals due diligence for 2014, we performed the following measures.

OECD Guidance Step One: Establish strong company management systems

(a)
We maintained a policy relating to conflict minerals in our supply chain (“Conflict Minerals Policy”). Our Conflict Minerals Policy is publicly available at https://corporate.homedepot.com/CorporateResponsibility/Pages/Conflict-Minerals.aspx. It states:

The Home Depot Conflict Minerals Policy

The Home Depot is committed to ensuring compliance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to trade in conflict minerals.

The conflict minerals law was enacted to address the exploitation and trade of certain minerals that contribute to violence and human rights abuses in the Democratic Republic of the Congo and its neighboring countries in Africa (“Covered Countries”). The law requires public companies to report to the U.S. Securities and Exchange Commission and disclose information annually about whether the defined conflict minerals – gold, columbite-tantalite (tantalum), cassiterite (tin), and wolframite (tungsten) – are necessary to the functionality or production of products they manufacture or contract to manufacture, and, if so, whether those conflict minerals originate from conflict mines in the Covered Countries.

The Home Depot is committed to the responsible sourcing of materials for our products, and we expect that our suppliers are likewise committed to responsible sourcing. We expect all suppliers manufacturing our products to partner with us to provide appropriate information and conduct necessary due diligence in order to facilitate our compliance with the conflict minerals law. We further expect all suppliers manufacturing our products to adopt sourcing practices to obtain products and materials from suppliers not involved in funding conflict in the Covered Countries.

The Home Depot provides a Supplier AlertLine for the exclusive use of suppliers to report violations of company policies, including the Conflict Minerals Policy. Suppliers may contact the Supplier AlertLine at https://tnw.reportlineweb.com/custom/HDVendorRelations or by using the following toll-free numbers:

•	United States and Canada: 1-800-435-3152

•	Mexico: 001-888-765-8153

•	China: 10-800-711-0714 or 10-800-110-0654

(b)	We added the Conflict Minerals Policy to our Supplier Buying Agreement, the contract used with each of our Tier 1 Suppliers. As such, our Tier 1 Suppliers are obligated to comply with the policy.

OECD Guidance Step Two: Identify and assess risk in the supply chain

(a)
After completion of the RCOI, as described above, Tier 1 Suppliers who indicated that 3TG was necessary to the functionality or production of Covered Products supplied to us were asked to provide information through the Template regarding the sourcing and origin of the 3TG (i.e., the 3TG smelters or refiners, or “SORs”). Where a Tier 1 Supplier was unable to provide detailed information about the SORs in its supply chain, we contacted the applicable suppliers of the Tier 1 Suppliers (“Tier 2 Suppliers”), and subsequent tiers of suppliers as needed to obtain the necessary information, using the contact procedures explained above. Collectively, the Tier 1 Suppliers, Tier 2 Suppliers and any suppliers working backward from the Tier 2 Suppliers are referred to as “Suppliers”.

(b)
Based on information provided by the Suppliers, we used the following criteria to determine which Covered Products that contained 3TG necessary to the functionality or production of such product to include in the due diligence process:

a.	The Suppliers reported sourcing from the Covered Countries (“yes” response to Question 2 of the Template);

b.	The SOR data indicated sourcing from a mine located in the Covered Countries;

c.
The SOR reportedly sourced from a mine located in the Covered Countries (based on information contained within the third-party service provider’s system, from independent certification programs, or from internet research/available public reports);

d.	There was an indication that the SOR sourced from a Covered Country or a country that is known for smuggling or exporting 3TG out of a Covered Country (a “Level 2 country”); or

e.	Information provided about a SOR indicated the origin of the materials was not from a known reserve for the given metal.

(c)
We evaluated the responses we received from Suppliers for plausibility and consistency. Suppliers were contacted to address issues including implausible statements regarding no presence of 3TG; incomplete data on their Templates; responses that did not identify SORs; responses that indicated sourcing location without complete supporting information from the supply chain; and organizations that were identified as SORs, but not verified as such through further analysis and research.

(d)
When SOR data was obtained, we used the existing SOR database of the third-party service provider, the CFSI’s list of SORs, internet research, and other resources (e.g., government databases and industry and trade organization lists) to verify whether entities identified as SORs are actually 3TG SORs. Where we found that an entity named as a SOR was not directly involved in the smelting or recycling of the relevant metal, the Supplier that provided this information was contacted to attempt to obtain additional information about the origin of the materials or information about its direct suppliers. If contact information was provided, or could be obtained, for the entity listed as a SOR, the listed entity was also contacted to obtain additional information about the origin of materials used. We also investigated Supplier statements that a

SOR did not source from the Covered Countries when the stated sourcing location (country of mine origin) was not a known reserve for the given metal.

OECD Guidance Step Three: Design and implement a strategy to respond to identified risks

(a)	We reported the findings of our supply chain risk assessment as outlined in this CMR to our General Counsel and supply chain senior leadership.

(b)
We took such risk mitigation efforts as we deemed to be appropriate based on the findings of our supply chain risk assessment. Our risk mitigation efforts with respect to our 2014 supply chain were determined by the particular facts and circumstances and risks identified.

(c)	To mitigate the risk that our necessary 3TG benefit armed groups, we intend to engage in the additional measures discussed under “Addressing Identified Risks” below.

OECD Guidance Step Four: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

In connection with our due diligence, we utilized information made available by the CFSI, London Bullion Market Association, and Responsible Jewellery Council concerning independent third-party audits of smelters and refiners.

OECD Guidance Step 5: Report on supply chain due diligence

We filed a Form SD and this Conflict Minerals Report with the Securities and Exchange Commission and made available on our website this Conflict Minerals Report and the Form SD.

Summary of Findings

A total of 557 Tier 1 Suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process. The response rate among these Suppliers was 100%. 24% of the Suppliers indicated one or more of the conflict minerals as necessary to the functionality or production of the Covered Products.

Based on the information provided by our Tier 1 Suppliers and our own due diligence efforts with known smelters and refiners through December 31, 2014, we believe that the facilities that may have been used to process the conflict minerals in the Covered Products include the 294 verified SORs listed in Annex I. Based on review of certain SOR databases, there was an indication of DRC sourcing for 36 out of the 294 verified SORs. Of the 36 SORs with an indication of sourcing in the Covered Countries, 31 were certified as DRC Conflict Free by CFSI.

Notwithstanding the due diligence process described above, we do not have sufficient information from Tier 1 Suppliers or other sources to conclusively determine whether any 3TG originating in the Covered Countries was included in our Covered Products and, if so, whether the 3TG was from recycled or scrap sources, and whether or not these conflict minerals directly or indirectly financed or benefited armed groups in the Covered Countries. However, based on the information provided by our Tier 1 Suppliers and SORs, as well as from the CFSI and other sources, we believe that the countries of origin of the conflict minerals contained in our Covered Products include the countries listed in Annex II below, as well as recycled and scrap sources.

Addressing Identified Risks

In 2014, our efforts continued to be focused on collecting and disseminating information from our Tier 1 Suppliers on their sourcing practices using the Template and creating a database for that information.

In the 2015 reporting year, we will continue our supplier engagement process with an aim to decrease the number of Covered Products with 3TG of indeterminate origin. We expect that our 2015 efforts will include:

•	Reviewing and updating the list of Covered Products and associated Tier 1 Suppliers designated as in-scope as needed;

•	Re-engaging each in-scope Tier 1 Supplier to verify and update sourcing information as needed; and

•	Continuing to work with Suppliers to gain information about supply chain actors closer upstream to the smelter or refiner to facilitate the exchange of information on the origin of 3TG.

We intend to undertake the following steps during the 2015 reporting year to further mitigate the risk that our Covered Products contain conflict minerals that benefit armed groups in the Covered Countries:

•	Continuing to engage with Tier 1 Suppliers to obtain current, accurate and complete information about the supply chain;

•	Encouraging Tier 1 Suppliers to implement responsible sourcing and to encourage their smelters and refiners to obtain a “conflict-free” certification from an independent, third-party auditor; and

•	Engaging in industry initiatives encouraging “conflict-free” supply chains.

ANNEX I

Metal	Smelter or Refiner Name
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co. Ltd.*
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Minerção*
Gold	Argor-Heraeus SA*
Gold	Asahi Pretec Corporation*
Gold	Asaka Riken Co Ltd
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S. *
Gold	Aurubis AG*
Gold	Baiyin Nonferrous Group Co., Ltd.
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)†
Gold	Bauer Walser AG
Gold	Boliden AB*
Gold	C. Hafner GmbH + Co. KG*
Gold	CCR Refinery - Glencore Canada Corporation*
Gold	Caridad
Gold	Cendres + Métaux SA
Gold	Chimet S.p.A.*
Gold	China National Gold Group Corporation
Gold	China Nonferrous Metal Mining (Group) Co., Ltd.
Gold	Chugai Mining
Gold	Codelco
Gold	Colt Refining
Gold	Daejin Indus Co. Ltd
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Do Sung Corporation
Gold	Doduco
Gold/Tin	Dowa Mining Co., Ltd.*
Gold	Eco-System Recycling Co., Ltd.*
Gold	Eldorado Gold Corporation
Gold	FSE Novosibirsk Refinery
Gold	Faggi S.p.A.
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Geib Refining Corp
Gold	Guangdong Jinding Gold Limited
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH*
Gold	Heraeus Ltd. Hong Kong*
Gold	Heraeus Precious Metals GmbH & Co. KG*
Gold/Tungsten	Hunan Chenzhou Mining Group Co., Ltd.
Gold	Hwasung CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited

Metal	Smelter or Refiner Name
Gold	Ishifuku Metal Industry Co., Ltd.*
Gold	Istanbul Gold Refinery*
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*
Gold	JSC Uralelectromed*
Gold/Tin	JX Nippon Mining & Metals Co., Ltd.*
Gold	Japan Mint*
Gold	Jiangxi Copper Company Limited
Gold	Johnson Matthey Inc*
Gold	Johnson Matthey Ltd*
Gold	Kazakhmys plc
Gold	Kazzinc Inc.*
Gold	Kennecott Utah Copper LLC*
Gold	Kojima Chemicals Co., Ltd*
Gold	Korea Metal Co. Ltd
Gold	Kyrgyzaltyn JSC
Gold	L' azurde Company For Jewelry*
Gold	LS-NIKKO Copper Inc.*
Gold	Lingbao Gold Company Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd
Gold	Materion*
Gold	Matsuda Sangyo Co., Ltd.*
Gold	Met-Mex Peñoles, S.A.*
Gold	Metalor Technologies (Hong Kong) Ltd*
Gold	Metalor Technologies (Singapore) Pte. Ltd.*
Gold	Metalor Technologies SA*
Gold	Metalor USA Refining Corporation*
Gold/Tin	Mitsubishi Materials Corporation*
Gold/Tantalum	Mitsui Mining and Smelting Co., Ltd.*
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.*
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co. LTD*
Gold	OJSC Kolyma Refinery
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)*
Gold	Ohio Precious Metals, LLC*
Gold	Ohura Precious Metal Industry Co., Ltd*
Gold	PAMP SA*
Gold	PT Aneka Tambang (Persero) Tbk*
Gold	PX Précinox SA*
Gold	Penglai Penggang Gold Industry Co Ltd
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	Rand Refinery (Pty) Ltd*
Gold	Royal Canadian Mint*
Gold	SAMWON METALS Corp.

Metal	Smelter or Refiner Name
Gold	SEMPSA Joyería Platería SA*
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	Schöne Edelmetaal B.V.*
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd*
Gold	Sichuan Tianze Precious Metals Co., Ltd*
Gold	So Accurate Group, Inc.
Gold	Solar Applied Materials Technology Corp.*
Gold/Tungsten	Sumitomo Metal Mining Co., Ltd.*
Gold	Super Dragon Technology Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.*
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co. Ltd*
Gold	Tokuriki Honten Co., Ltd*
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Gold	Torecom
Gold	Umicore Brasil Ltda*
Gold	Umicore Precious Metals Thailand*
Gold	Umicore SA Business Unit Precious Metals Refining*
Gold	United Precious Metal Refining, Inc.*
Gold	Valcambi SA*
Gold	Western Australian Mint trading as The Perth Mint*
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.
Gold	Yokohama Metal Co Ltd
Gold	Yunnan Copper Industry Co Ltd
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*
Gold	Zijin Mining Group Co. Ltd*
Tantalum	AMG Advanced Metallurgical Group
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*
Tantalum	Conghua Tantalum and Niobium Smeltry*
Tantalum	D Block Metals, LLC*
Tantalum	Duoluoshan Sapphire Rare Metal Co., Ltd.*
Tantalum	Exotech Inc.*
Tantalum	F&X Electro-Materials Ltd.*
Tantalum	Global Advanced Metals Aizu*
Tantalum	Global Advanced Metals Boyertown*
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch*
Tantalum	H.C. Starck Co., Ltd.*
Tantalum	H.C. Starck GmbH Goslar*
Tantalum	H.C. Starck GmbH Laufenburg*
Tantalum	H.C. Starck Hermsdorf GmbH*
Tantalum	H.C. Starck Inc.*

Metal	Smelter or Refiner Name
Tantalum	H.C. Starck Ltd.*
Tantalum/Tungsten	H.C. Starck Smelting GmbH & Co.KG*
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*
Tantalum	Hi-Temp Specialty Metals, Inc.*
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD*
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*
Tantalum	Jiujiang Tanbre Co., Ltd.*
Tantalum	KEMET Blue Metals*
Tantalum	Kemet Blue Powder*
Tantalum	King-Tan Tantalum Industry Ltd*
Tantalum	LSM Brasil S.A.*
Tantalum	Metallurgical Products India (Pvt.) Ltd.*
Tantalum/Tin	Mineração Taboca S.A.*
Tantalum	Molycorp Silmet A.S.*
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*
Tantalum	Plansee SE Liezen*
Tantalum	Plansee SE Reutte*
Tantalum	QuantumClean*
Tantalum	RFH Tantalum Smeltry Co., Ltd*
Tantalum	Shanghai Jiangxi Metals Co., Ltd.
Tantalum	Solikamsk Metal Works*
Tantalum	Taki Chemicals*
Tantalum	Telex*
Tantalum	Ulba*
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd*
Tantalum	Zhuzhou Cement Carbide*
Tin	Alpha*
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	CV Duta Putra Bangka*
Tin	CV Gita Pesona
Tin	CV Makmur Jaya
Tin	CV Nurjanah
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	China Rare Metal Materials Company*
Tin	China Tin Group Co., Ltd.
Tin	Cooper Santa
Tin	Empresa Metallurgica Vinto*
Tin	Estanho de Rondônia S.A.
Tin	Feinhutte Halsbrucke GmbH
Tin	Fenix Metals
Tin	Foshan Nanhai Tong Ding Metal Company. Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.*
Tin	Gejiu Zi-Li

Metal	Smelter or Refiner Name
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Jean Goldschmidt International SA
Tin	Jiangxi Nanshan
Tin	Kai Unita Trade Limited Liability Company
Tin	Kovohutì Pøíbram
Tin	Linwu Xianggui Smelter Co
Tin	Magnu's Minerais Metais e Ligas LTDA*
Tin	Malaysia Smelting Corporation (MSC)*
Tin	Materials Eco-Refining CO., LTD
Tin	Melt Metais e Ligas S/A*
Tin	Metallo Chimique*
Tin	Minsur*
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Integrated Tin Works
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.*
Tin	POSCO
Tin	PT ATD Makmur Mandiri Jaya*
Tin	PT Alam Lestari Kencana
Tin	PT Artha Cipta Langgeng
Tin	PT Babel Inti Perkasa*
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Putra Karya*
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry*
Tin	PT Belitung Industri Sejahtera*
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah*
Tin	PT DS Jaya Abadi*
Tin	PT Donna Kembara Jaya
Tin	PT Eunindo Usaha Mandiri*
Tin	PT Fang Di MulTindo
Tin	PT HANJAYA PERKASA METALS
Tin	PT HP Metals Indonesia
Tin	PT Inti Stania Prima
Tin	PT Justindo
Tin	PT Karimun Mining
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima*
Tin	PT Panca Mega Persada*
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Prima Timah Utama*
Tin	PT Refined Banka Tin*

Metal	Smelter or Refiner Name
Tin	PT Sariwiguna Binasentosa*
Tin	PT Seirama Tin investment
Tin	PT Stanindo Inti Perkasa*
Tin	PT Sumber Jaya Indah
Tin	PT Supra Sukses Trinusa
Tin	PT Tambang Timah*
Tin	PT Timah (Persero), Tbk*
Tin	PT Tinindo Inter Nusa*
Tin	PT Tommy Utama
Tin	PT WAHANA PERKIT JAYA*
Tin	PT Yinchendo Mining Industry
Tin	Poongsan Corporation
Tin	RUI DA HUNG
Tin	Senju Metal Industry Co., Ltd.
Tin	Shangrao Xuri Smelting Factory
Tin	Soft Metais, Ltda.
Tin	Thaisarco*
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda.*
Tin	Xianghualing Tin Co., Ltd.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited*
Tungsten	A.L.M.T. Corp.
Tungsten	Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*
Tungsten	Global Tungsten & Powders Corp.*
Tungsten	Golden Egret Special Alloy Co. Ltd
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.*
Tungsten	Japan New Metals Co., Ltd.*
Tungsten	Jiangsu Hetian Technological Material Co., Ltd
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp

Metal	Smelter or Refiner Name
Tungsten	Jiangxi Richsea New Materials Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Tungsten Industry Group Co Ltd
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*
Tungsten	Voss Metals Company, Inc.
Tungsten	Wolfram Bergbau und Hütten AG*
Tungsten	Wolfram Company CJSC
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*
Tungsten	Xiamen Tungsten Co., Ltd.*
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

*Smelter or refiner certified by the Conflict-Free Sourcing Initiative
†Smelter or refiner certified by the London Bullion Market Association

ANNEX II
Countries of Origin

Angola	Morocco
Argentina	Mozambique
Armenia	Myanmar
Australia	Namibia
Austria	Netherlands
Belarus	Niger
Belgium	Nigeria
Bermuda	Papua New Guinea
Bolivia	Peru
Brazil	Philippines
Burundi	Poland
Canada	Portugal
Chile	Romania
China	Russia
Democratic Republic of the Congo	Rwanda
Estonia	Saudi Arabia
Ethiopia	Sierra Leone
France	Singapore
Germany	South Africa
Ghana	South Korea
Greece	Spain
Guinea	Suriname
Guyana	Sweden
Hong Kong	Switzerland
India	Taiwan
Indonesia	Tajikistan
Italy	Tanzania
Japan	Thailand
Jersey	Turkey
Kazakhstan	United Arab Emirates
Kyrgyzstan	United Kingdom
Laos	United States
Malaysia	Uzbekistan
Mali	Vietnam
Mexico	Zambia
Mongolia	Zimbabwe